EXHIBIT 11.1

                                  FRED'S, INC.

                       COMPUTATION OF NET INCOME PER SHARE
                                   (unaudited)

                              (in thousands, except
                             for per share amounts)


                                                        Years Ended
                                                        -----------
                                            January 31,  February 1, February 3,
                                               1998           1997       1996
                                            ----------   ----------   ----------
Basic net income per share

 Net income .............................      $ 9,787      $ 5,806      $ 2,733
                                               =======      =======      =======


 Weighted average number of
   common shares outstanding
   during the period ....................       11,670       11,634       11,634
                                               =======      =======      =======


 Net income per share ...................      $   .84      $   .50      $   .23
                                               =======      =======      =======


Diluted net income per share

 Net income .............................      $ 9,787      $ 5,806      $ 2,733
                                               =======      =======      =======


 Weighted average number of
   common shares outstanding
   during the period ....................       11,670       11,634       11,634

 Additional shares attributable
   to common stock equivalents ..........          193           23           19
                                               -------      -------      -------

                                                11,863       11,657       11,653
                                               =======      =======      =======

 Net income per share ...................      $   .83      $   .50      $   .23
                                               =======      =======      =======



All share and per share amounts have been adjusted to reflect the five-for-four stock split in December 1997.